SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 9, 2002
Date of Report (Date of earliest event reported)

PEAPACK-GLADSTONE FINANCIAL CORPORATION
(Exact name of Registrant as Specified in its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-16197 (Commission File Number)	22-3537895 (I.R.S. Employer Identification No.)

158 Route 206, Peapack-Gladstone, New Jersey 07934
(Address of principal executive offices)

(908) 234-0700
(Registrant’s telephone number, including area code)

ITEM 9.  REGULATION FD DISCLOSURE

     On March 22, 2002, Peapack-Gladstone Financial Corporation filed its 2002 Proxy Statement with the Securities and Exchange Commission which contained in the Performance Graph, located on page 13, information about the performance of the S&P 500 and the KBW 50 listing better performances of those indexes than actually occurred over the period. The corrected Performance Graph appears below.

[GRAPHIC OMITTED]

Index	1/1/97	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
Peapack-Gladstone Financial Corp.	100.00	144.61	221.31	201.72	221.45	228.28
S&P 500	100.00	133.37	171.44	207.52	188.62	166.22
KBW 50	100.00	146.19	158.29	152.80	183.45	175.89

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 9, 2002	PEAPACK-GLADSTONE FINANCIAL CORPORATION By: —————————————— Arthur F. Birmingham Executive Vice President and Chief Financial Officer